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Management's Report on Assessment of Compliance with Applicable Servicing Criteria
1) Clayton Fixed Income Services Inc. (now known as Clayton Fixed Income Services LLC)
("CFIS") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2008 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include mortgage-backed securities transactions (each, a
"Trust") for which CFIS acted as credit risk manager (the "Platform");
2) The criteria listed in the column titled "Performed by CFIS" in Appendix A are those criteria applicable (in part) to the Platform under paragraph (d) of 1122 of Regulation AB and are those criteria for which this certification is required pursuant to the terms and conditions of the various trust agreements and/or pooling and servicing agreements (the
"Transaction Documents") through which CFIS was retained to act as credit risk manager;
3) CFIS can only certify compliance with sub-parts (A) and (B) of the criteria set forth in
1122(d)(3)(i) because sub-parts (C) and (D) are not within the scope of services CRS has been retained to provide to the Trusts.
A) With respect to subparts (A) and (B) of 1122(d)(3)(i), management did not identify any instances where component sections specified in the Transaction Documents were not included in a given month's credit risk manager report.
B) With respect to subpart (C) of 1122(d)(3)(i), CFIS is not required to file its reports with
Securities Exchange Commission; per the Transaction Documents, the CFIS reports are to be included in the monthly filing responsibility for filing with the Commission rests with a party other than CFIS. Accordingly, the certification contained herein with respect to the Platform applies only to CFIS delivering its reports to the applicable third party responsible for including
CFIS' reports with the Commission in accordance with the Commission's rules and regulations.
C) With respect to subpart (D) of 1122(d)(3)(i) CFIS is not responsible for ensuring that its reports
"agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the Servicer." CFIS' role (in part) in the transactions in which it is retained is to provide oversight functions with respect to the servicers in such transactions and to identify issues in the areas of collateral reporting. In connection with such role, CFIS would report on discrepancies between the balance and number of pool assets as reported by the various transaction fiduciarie s.
4) Those criteria listed in the column "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to CFIS based on the activities it performs with respect to the Platform;
Certificate of Compliance Regulation AB
Clayton Fixed Income Services Inc; March 2009
5. Subject to the foregoing, CIFS has complied, in all material respects, with the applicable servicing criteria as of December 31, 2008 and for the Reporting Period with respect to the
Platform taken as a whole;
6.
Hein & Associates LLP, an independent registered public accounting firm, has issued an attestation report on CFIS' assessment of compliance with the applicable servicing criteria for the Reporting Period. Such report is attached hereto.
Clayton Fixed Income Services LLC
By: /s/ John Andriola
Name: John Andriola
Title: Authorized Representative
Regulation AB
Section
Reference
Criteria
Performed
by
CFIS
INAPPLICABLE
SERVICING
CRITERIA
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to monitor any
performance or other triggers and events of default in
accordance with the transaction agreements.
X
1122(d)(1)(ii)
If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor
the third party's performance and compliance with such
servicing activities.
X
1122(d)(1)(iii)
Any requirements in the transaction agreements to
maintain a back-up servicer for the pool assets are
maintained.
X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in
effect on the party participating in the servicing function
throughout the reporting period in the amount of coverage
required by and otherwise in accordance with
the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the
appropriate custodial bank accounts and related bank
clearing accounts no more than two business days
following receipt, or such other number of days specified
in the transaction agreements.
X
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an
obligor or to an investor are made only by authorized
personnel.
X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections,
cash flows or distributions, and any interest or other fees
charged for such advances, are made, reviewed and
approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash
reserve accounts or accounts established as a form of
overcollateralization, are separately maintained (e.g.,
with respect to commingling of cash) as set forth in the
transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally
insured depository institution as set forth in the
transaction agreements. For purposes of this criterion,
"federally insured depository institution" with respect to
a foreign financial institution means a foreign financial
institution that meets the requirements of Rule 13k-
1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)
Unissued checks are safeguarded so as to prevent
unauthorized access.
X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all
asset-backed securities related bank accounts, including
custodial accounts and related bank clearing accounts.
These reconciliations are (A) mathematically accurate;
(B) prepared within 30 calendar days after the bank
statement cutoff date, or such other number of days
specified in the transaction agreements; (C) reviewed and
approved by someone other than the person who
prepared the reconciliation; and (D) contain explanations
for reconciling items. These reconciling items are
resolved within 90 calendar days of their original
identification, or such other number of days specified in
the transaction agreements.
X
Regulation AB
Section
Reference
Criteria
Performed
by
CFIS
INAPPLICABLE
SERVICING
CRITERIA
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the
Commission, are maintained in accordance with the
transaction agreements and applicable Commission
requirements. Specifically, such reports (A) are prepared
in accordance with timeframes and other terms set forth
in the transaction agreements; (B) provide information
calculated in accordance with the terms specified in the
transaction agreements; (C) are filed with the
Commission as required by its rules and regulations; and
(D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets
serviced by the Servicer.
X
1122(d)(3)(ii)
Amounts due to investors are allocated and remitted in
accordance with timeframes, distribution priority and
other terms set forth in the transaction agreements.
X
1122(d)(3)(iii)
Disbursements made to an investor are posted within two
business days to the Servicer's investor records, or such
other number of days specified in the transaction
agreements.
X
1122(d)(3)(iv)
Amounts remitted to investors per the investor reports
agree with cancelled checks, or other form of payment,
or custodial bank statements.
X
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on pool assets is maintained as
required by the transaction agreements or related
mortgage loan documents.
X
1122(d)(4)(ii)
Pool assets and related documents are safeguarded as
required by the transaction agreements
X
1122(d)(4)(iii)
Any additions, removals or substitutions to the asset pool
are made, reviewed and approved in accordance with any
conditions or requirements in the transaction agreements.
X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in
accordance with the related pool asset documents are
posted to the Servicer's obligor records maintained no
more than two business days after receipt, or such other
number of days specified in the transaction agreements,
and allocated to principal, interest or other items (e.g.,
escrow) in accordance with the related pool asset
documents.
X
1122(d)(4)(v)
The Servicer's records regarding the pool assets agree
with the Servicer's records with respect to an obligor's
unpaid principal balance.
X
1122(d)(4)(vi)
Changes with respect to the terms or status of an
obligor's pool assets (e.g., loan modifications or re-
agings) are made, reviewed and approved by authorized
personnel in accordance with the transaction agreements
and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance
plans, modifications and deeds in lieu of foreclosure,
foreclosures and repossessions, as applicable) are
initiated, conducted and concluded in accordance with
the timeframes or other requirements established by the
transaction agreements.
X
Regulation AB
Section
Reference
Criteria
Performed
by
CFIS
INAPPLICABLE
SERVICING
CRITERIA
1122(d)(4)(viii)
Records documenting collection efforts are maintained
during the period a pool asset is delinquent in accordance
with the transaction agreements. Such records are
maintained on at least a monthly basis, or such other
period specified in the transaction agreements, and
describe the entity's activities in monitoring delinquent
pool assets including, for example, phone calls, letters
and payment rescheduling plans in cases where
delinquency is deemed temporary (e.g., illness or
unemployment).
X
1122(d)(4)(ix)
Adjustments to interest rates or rates of return for pool
assets with variable rates are computed based on the
related pool asset documents.
X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as
escrow accounts): (A) such funds are analyzed, in
accordance with the obligor's pool asset documents, on
at least an annual basis, or such other period specified in
the transaction agreements; (B) interest on such funds is
paid, or credited, to obligors in accordance with
applicable pool asset documents and state laws; and (C)
such funds are returned to the obligor within 30 calendar
days of full repayment of the related pool assets, or such
other number of days specified in the transaction
agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or
insurance payments) are made on or before the related
penalty or expiration dates, as indicated on the
appropriate bills or notices for such payments, provided
that such support has been received by the Servicer at
least 30 calendar days prior to these dates, or such other
number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any
payment to be made on behalf of an obligor are paid
from the Servicer's funds and not charged to the obligor,
unless the late payment was due to the obligor's error or
omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted
within two business days to the obligor's records
maintained by the Servicer, or such other number of days
specified in the transaction agreements.
X
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible accounts
are recognized and recorded in accordance with the
transaction agreements.
X
1122(d)(4)(xv)
Any external enhancement or other support, identified in
Item 1114(a)(1) through (3) or Item 1115 of Regulation
AB, is maintained as set forth in the transaction
agreements.
X